UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): October 9, 2014

CYTOSORBENTS CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	000-51038	98-0373793
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7 Deer Park Drive, Suite K, Monmouth Junction, New Jersey	08852
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (732) 329-8885

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On October 14, 2014, the Company issued a press release to provide an update regarding its progress toward up-listing to a national exchange, preliminary guidance on product revenues for the quarter ended September 30, 2014, and other information related to its operating performance. A copy of the press release is furnished herewith as Exhibit 99.1.

The information in Item 2.02 of this Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 5.03 Amendments to the Articles of Incorporation or Bylaws; Change in Fiscal Year.

Certificate of Designation of Series A 10% Cumulative Convertible Preferred Stock

On October 9, 2014, CytoSorbents Corporation (the “Company”) filed with the Nevada Secretary of State an Amendment (the “Series A Amendment”) to the Certificate of Designation, as amended (the “Series A Certificate of Designation”) of the Series A 10% Cumulative Convertible Preferred Stock, $0.001 par value per share (the “Series A Preferred Stock”). The Series A Amendment, which became effective on October 9, 2014, (i) amends the Series A Certificate of Designation to allow the stockholders representing eighty percent (80%) of the issued and outstanding shares of Series A Preferred Stock to elect to convert all issued and outstanding shares of Series A Preferred Stock into Common Stock of the Company, $0.001 par value per share (the “Common Stock”), at the then-effective “Conversion Price,” as defined in the Series A Certificate of Designation, and (ii) in consideration for such amendment, amends the Conversion Price from $1.25 per share to $0.77 per share, except with respect to the shares of Series A Preferred Stock covered by that certain Agreement and Consent dated as of June 25, 2008 by and among the Company and certain holders of Series A Preferred Stock. Immediately following effectiveness of the Series A Amendment, the stockholders representing over 88 percent (88%) of the then-issued and outstanding Series A Preferred Stock elected to convert all issued and outstanding Series A Preferred Stock into Common Stock at the Conversion Price, as amended. As a result of the election, 1,894,969 shares of Series A Preferred Stock have been converted into 2,583,289 shares of Common Stock.

The Series A Amendment was approved by the Board of Directors of the Company (the “Board”), as well as by over 88 percent (88%) of the Series A Preferred Stock.

The foregoing description of the amendment to the rights of the Series A Preferred Stock is qualified in its entirety by the provisions of the Series A Amendment, filed as Exhibit 3.1 hereto.

Certificate of Designation of Series B 10% Cumulative Convertible Preferred Stock

On October 9, 2014, the Company also filed with the Nevada Secretary of State an Amendment (the “Series B Amendment”) to the Certificate of Designation (the “Series B Certificate of Designation”) of the Series B 10% Cumulative Convertible Preferred Stock, $0.001 par value per share (the “Series B Preferred Stock”). The Series B Amendment, which became effective on October 9, 2014, amends the Series B Certificate of Designation to allow the holders of a majority of the Series B Preferred Stock, including NJTC Investment Fund, LP, to elect to convert all issued and outstanding shares of Series B Preferred Stock into Common Stock. Immediately following effectiveness of the Series B Amendment, the stockholders representing over 93 percent (93%) of the then-issued and outstanding Series B Preferred Stock elected to convert all issued and outstanding Series B Preferred Stock into Common Stock. Each share of Series B Preferred Stock has a stated value of $100.00 (the “Series B Stated Value”), and is convertible into that number of shares of Common Stock equal to the Series B Stated Value at a conversion price of $0.036 (which remained conversion price unchanged in this process). As more fully described below, as consideration for the Series B Amendment the holders of Series B Preferred Stock received a one-time dividend equal to ten percent (10%) of the shares of Series B Preferred Stock then held. As a result of the election by the holders of Series B Preferred Stock and the one-time dividend, 84,283.99 shares of Series B Preferred Stock have been converted into 256,111,243 shares of Common Stock.

The Series B Amendment was approved by the Board, as well as by over 93 percent (93%) of the Series B Preferred Stock.

The foregoing description of the amendment to the rights of the Series B Preferred Stock is qualified in its entirety by the provisions of the Series B Amendment, filed as Exhibit 3.2 hereto.

After giving effect to the conversions of the Series A Preferred Stock and Series B Preferred Stock described above, there are no shares of Preferred Stock of the Company issued and outstanding.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The information set forth in Item 5.03 regarding the approval of the Series A Amendment and Series B Amendment by written consent of the stockholders holding Series A Preferred Stock and Series B Preferred Stock is incorporated by reference into this Item 5.07.

Item 8.01 Other Events.

As consideration for the Series B Amendment, on September 30, 2014, the Board approved the payment of a one-time dividend to holders of Series B Preferred Stock (the “Series B Dividend”), at a rate equal to ten percent (10%) of the shares of Series B Preferred Stock then held by each holder of Series B Preferred Stock. The Series B Dividend was subsequently approved by stockholders representing over 93 percent (93%) of Series B Preferred Stock. The Series B Dividend resulted in the issuance of 8,428.28 shares of Series B Preferred Stock. On October 9, 2014, immediately following effectiveness of the Series B Amendment and following payment of the Series B Dividend, the stockholders representing over 93 percent (93%) of Series B Preferred Stock elected to convert all issued and outstanding shares of Series B Preferred Stock into Common Stock.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Certificate of Amendment to the Certificate of Designation of Series A 10% Cumulative Convertible Preferred Stock, as amended.

3.2	Certificate of Amendment to the Certificate of Designation of Series B 10% Cumulative Convertible Preferred Stock.

99.1	CytoSorbents Corporation Press Release, dated October 14, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 14, 2014	CYTOSORBENTS CORPORATION

	By:	/s/ Dr. Phillip P. Chan
	Name:	Dr. Phillip P. Chan
	Title:	President and Chief Executive Officer